Exhibit 1.1
                                   --
              Van Kampen American Equity Opportunity Trust
                                Series 20
                             Trust Agreement

                                                 Dated:  October 17, 1995

     This Trust Agreement among Van Kampen American Capital Distributors Inc., as Depositor, American Portfolio Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp., as Evaluator, Van Kampen American Capital Investment Advisory Corp., as Supervisory Servicer, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Van Kampen Merritt Equity Opportunity Trust, Series 1 and Subsequent Series, Standard Terms and Conditions of Trust, Effective November 21, 1991" (herein called the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                            Witnesseth That:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor, Evaluator, Supervisory Servicer and Trustee agree as follows:


                                 Part I
                 Standard Terms and Conditions of Trust

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                 Part II
                  Special Terms and Conditions of Trust

     The following special terms and conditions are hereby agreed to:

           1. The Securities defined in Section 1.01(22), listed in the Schedule hereto, have been deposited in trust under this Trust Agreement.

           2. The fractional undivided interest in and ownership of the Trust represented by each Unit is the amount set forth under "Summary of Essential Financial Information - Fractional Undivided Interest in the Trust per Unit" in the Prospectus.

          3.   Section 1.01(19) will be inapplicable for this Trust.

          4. "Van Kampen American Capital Brand Name Equity Trust" will replace "Select Equity Trust" in Section 1.01(23).

           5. The second sentence of Section 2.03(b) is hereby deleted and replaced by the following: "Units will be held in certificated form unless a Unitholder requests that his or her Units be held in uncertificated form." A new sentence immediately preceding the last sentence of Section 2.03(b) shall be added to the effect:
     "Notwithstanding anything to the contrary in this Section, all Units acquired through the Van Kampen American Capital Brand Name Equity Trust reinvestment plan shall be held only in uncertificated form."

           6. Section 3.07(f) and (g) are hereby revised and a new subsection (h) is hereby added as follows:

               "(f) that all of the Securities in the Trust Fund will be sold pursuant to termination of the Trust pursuant to Section
          8.02 hereof;

               (g) that such sale is required due to Units tendered for redemption; and

               (h) the sale of a Security is necessary to ensure that the Van Kampen American Capital Brand Name Equity Trust continues to satisfy the qualifications of a regulated investment company, including the requirements with respect to diversification under Section 851 of the Internal Revenue Code."

           7.    The  second sentence in the second paragraph of  Section
     3.11 shall be revised as follows: "However, should any issuance, exchange or substitution be effected notwithstanding such rejection or without an initial offer, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee unless the Depositor advises the Trustee to keep such securities, cash or properties."

           8. The requisite number of Units needed to be tendered to exercise an In-Kind-Distribution shall be that number set forth in the Prospectus.

           9. The last sentence of the eighth paragraph of Section 5.02 shall be revised as follows: "Any balance remaining after such disbursements shall be credited to the Capital Account and may be used to acquire additional Securities (or, if permitted by applicable rules and regulations as indicated by an opinion of counsel, in other securities) or for any of the other purposes set forth under the Indenture."

         10. Section 8.01(a)(ii) shall be revised as follows: "(ii) to make such other provision regarding matters or questions arising hereunder as shall not materially adversely affect the interests of the Unitholders or (iii) to make such amendments as may be necessary for the Van Kampen American Capital Brand Name Equity Trust to continue to qualify as a regulated investment company for federal income tax purposes."

          11. Section 8.01(b)(3) shall be revised as follows: "(3) adversely affect the characterization of the Van Kampen American Capital Brand Name Equity Trust as a regulated investment company for federal income tax purposes."

          12. The first and current second paragraphs of Section 3.12 shall be revised as subsections by starting the first paragraph with an "(a)" and the second paragraph with a "(c)" and renumbering the items (a)-(e) in the first paragraph as (i)-(v). A new second paragraph shall be added as follows: (b) In the event a Security is sold pursuant to Section 3.07(e) as a direct result of serious adverse credit factors affecting the issuer of such Security or pursuant to Section 3.07(h), the
     Sponsor may, but is not obligated, to direct the reinvestment of the proceeds of, the sale of such Security in any other securities which meets the criteria necessary for inclusion in the Van Kampen American Capital Brand Name Equity Trust on the Initial Date of Deposit.

          13. Section 8.02 is hereby revised to require one affirmative vote of Unitholders representing 66 2/3% of the then outstanding Units to terminate the Trust rather than the 51% indicated therein.

         14.   Section 1.01(1) shall be amended to read as follows:

               "(1)   "Depositor" shall mean Van Kampen American  Capital
               Distributors, Inc. and its successors in interest, or any successor depositor appointed as hereinafter provided."

         15.   Section 1.01(3) shall be amended to read as follows:

               "(3) "Evaluator" shall mean American Portfolio Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp. and its successors in interest, or any successor evaluator appointed as hereinafter provided."

         16.   Section 1.01(4) shall be amended to read as follows:

               "(4) "Supervisory Servicer" shall mean Van Kampen American Capital Investment Advisory Corp. and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided."

         17. Section 3.01 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

               "Section   3.01.       Initial   Costs.    The   following
               organization and regular and recurring expenses of the Trust shall be borne by the Trustee: (a) to the extent not borne by the Depositor, expenses incurred in establishing a Trust, including the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust,
               Securities and Exchange Commission and state blue sky registration fees, the costs of the initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses, (b) the amount specified in
               Section 3.05 and Article VIII, (c) to the extent permitted by Section 6.02, auditing fees and, to the extent not borne by the Depositor, expenses incurred in connection with maintaining the Trust's registration statement current with Federal and State authorities, (d) any Certificates issued after the Initial Date of Deposit ; and (e) expenses of any distribution agent. The Trustee shall be reimbursed for those organizational expenses referred to in clause (a) as provided in the Prospectus.

          18. Section 6.01(i) of the Standard Terms and Conditions of Trust shall be amended by adding the following to the beginning of such Section:

               "except as provided in Sections 3.01 and 3.05,"

          19. Section 8.04 is hereby amended by deleting the first word of such Section and replacing it with the following:

               "Except as provided in Sections 3.01 and 3.05, the"

         20. The first paragraph of Section 3.11 is hereby stricken and replaced by the following:

               Section 3.11. Notice to Depositor;. In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken with respect to the Securities (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any amendment or supplement to any indenture, resolution, agreement or other instrument under or pursuant to which the Zero Coupon Obligations have been issued) the Trustee shall promptly notify the Depositor and shall thereupon take such action or refrain from taking any action as the Depositor shall in writing direct; in the absence of any such direction the Trustee shall refrain from taking any action."


          21.   The second and third sentences of the fourth paragraph of
     Section 8.02 are hereby deleted and the following is added to the end of the first sentence of such paragraph: ", which may include a complete liquidation of the Securities".

     In Witness Whereof, Van Kampen American Capital Distributors Inc. has caused this Trust Agreement to be executed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or one of its Vice Presidents or Assistant Secretaries, American Portfolio Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp., and Van Kampen American Capital Investment Advisory Corp., have each caused this Trust Indenture and Agreement to be executed by their respective President or one of their respective Vice Presidents and the corporate seal of Van Kampen American Capital Investment Advisory Corp. to be hereto affixed and attested to by the Secretary, Assistant Secretary or one of the Assistant Vice Presidents of Van Kampen American Capital Investment Advisory Corp. and The Bank of New York, has caused this Trust Agreement to be executed by one of its Vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Assistant Treasurers all as of the day, month and year first above written.
                                    Van Kampen American Capital
                                       Distributors Inc.

                                    By Sandra A. Waterworth
                                       Vice President
Attest:
By Gina M. Scumaci
Assistant Secretary
                                    American Portfolio Evaluation
                                       Services, a division of Van Kampen
                                       American Capital Investment
                                       Advisory Corp.

                                    By Dennis J. McDonnell
                                       President
Attest
By Scott E. Martin
Assistant Secretary
                                    Van Kampen American Capital
                                       Investment Advisory Corp.

                                    By Dennis J. McDonnell
                                       President
Attest
By Scott E. Martin
Assistant Secretary
                                    The Bank of New York

                                    By Jeffrey Bieselin
                                       Vice President
Attest
By Norbert Loney
Assistant Treasurer
                      Schedule A to Trust Agreement
                     Securities Initially Deposited

                                   in

     Van Kampen American Capital Equity Opportunity Trust, Series 20

(Note: Incorporated herein and made a part hereof is the "Portfolio" as set forth in the Prospectus.)